Exhibit 99.1

A.D.A.M. Announces Financial Results for Second Quarter 2007

Adjusted EBITDA increases 102%; Content licensing revenues up 17%; Net income of $0.08 per share

ATLANTA, GA –August 07, 2007 – A.D.A.M., Inc. (NasdaqCM: ADAM) today announced financial results for its second quarter ended June 30, 2007:

Kevin Noland, President and Chief Executive Officer of A.D.A.M., commented: “Second quarter results demonstrate favorably the progress we are making in expanding our licensing relationships and growing our market share. I am enthusiastic that the efforts we have put into Benergy™ 2G!, and the opportunities we have to capitalize on employers’ needs and the growing consumer driven trends positions us well for long-term revenue growth and margin expansion.”

Second Quarter Financial and Operating Highlights:

•

Revenues for the second quarter were $7,024,000 as compared to $2,715,000 in the same period last year, an increase of 159%. The increase is primarily attributable to A.D.A.M.’s acquisition of OnlineBenefits, Inc. in August, 2006.

•	Revenues for the second quarter grew 7% sequentially from the first quarter ended March 31, 2007, as license, product and professional service components all increased during the second quarter.

•

A.D.A.M.’s health content licensing revenues for the second quarter grew to $2,473,000 as compared to $2,114,000 in the same period last year. Strong renewal rates and increased distribution into the hospital and internet portal markets contributed to the growth.

•	Adjusted EBITDA was $1,822,000 for the second quarter as compared to $903,000 in the same period last year, an increase of 102%. Adjusted EBITDA margins for the second quarter were 26% of revenues.

•

Operating income for the second quarter was $1,437,000 as compared to $800,000 in the same period last year. Adjusted operating income for the second quarter, which excludes non-cash stock-based compensation and amortization expense from purchased intangibles associated with the acquisition of OnlineBenefits, was $1,582,000 as compared to $676,000 for the same period last year, an increase of 134%.

•

Net income for the second quarter was $861,000, or $0.08 per share, on a fully diluted basis as compared to $951,000 or $0.10 per share on a fully diluted basis for the year ago period. Net income included a $0.05 per share favorable impact from a higher non-cash stock-based compensation benefit of $43,000 and interest charges from debt associated with the acquisition of OnlineBenefits of $576,000.

First-Half 2007 Results

For the six-month period ended June 30, 2007, revenues were $13,570,000, up 161% from $5,197,000 in the same period last year. Net income for the six-month period ended June 30, 2007 was $1,327,000, or $0.13 per share on a fully diluted basis, as compared to $1,679,000, or $0.17 per share on a fully diluted basis for the same period last year. Increases in revenues and operating income are primarily attributable to the acquisition of OnlineBenefits. Net income for the first-half of 2007 was impacted by the increased operating income, which was offset by interest charges of $576,000 associated with the debt used to acquire OnlineBenefits.

During the first six months of 2007, A.D.A.M. generated $1,897,000 in cash flow from operations. As of June 30, 2007, A.D.A.M.’s cash and investments increased to $7,749,000 from $7,240,000 as of December 31, 2006 from the increased cash flow from operations, which was offset by principal payments on debt.

A.D.A.M. Introduces New Employee Portal

A.D.A.M. also announced today that it has introduced Benergy 2G!, its next generation employee portal. The new product builds on Benergy’s success with employee benefits management by integrating A.D.A.M.’s consumer-friendly health and wellness education tools and a human resources center for policies and communications into one completely redesigned, highly personalized portal.

Anticipating the needs of employers and their employees, A.D.A.M. bolstered its suite of products with several new tools. A.D.A.M.’s new Personal Health Record allows employees to securely store and track their medical history online. A.D.A.M.’s new Synergy newsletter offers featured health stories, health tips, benefits information and other timely communications. In addition, a new integrated proprietary search engine assists employees in finding the most relevant health information they need across thousands of articles on disease, treatments, symptoms, alternative medicine, and lifestyle issues. These features, along with a number of decision support tools, health risk assessments and interactive learning programs, are all designed to help employees become more proactive in their health and benefits management.

“We have seen a growing interest from our clients for the need to incorporate integrated health, wellness and decision support tools into Benergy. These areas represent important opportunities for us to extend the value of the Benergy system to our broker clients and to our users,” said Mr. Noland.

Non-GAAP Measures

Adjusted operating income represents operating income before non-cash stock-based compensation expense and amortization of purchased intangibles. Adjusted net income represents net income before non-cash stock-based compensation expense and amortization of purchased intangibles. Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization and non-cash stock-based compensation expense. These financial measures are not measures of financial performance in accordance with generally accepted accounting principles. We believe these non-GAAP financial measures are useful because they are appropriate measures for evaluating our operating performance. We present these non-GAAP financial measures to provide additional information regarding our performance and because they are measures by which we gauge our profitability. You should not consider these non-GAAP financial measures as an alternative to net income. Our calculation of these financial measures may be different from the calculations used by other companies and, as a result, comparability may be limited.

Forward-Looking Statements

The press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, involve a number of risks and uncertainties that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, the ability to realize the anticipated benefits of the acquisition, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. disclaims any obligation or duty to update any of its forward-looking statements.

Conference Call and Earnings Release Information

A.D.A.M. will be conducting a conference call to discuss its second quarter 2007 financial results on August 7, 2007, at 10:00 A.M. ET. To participate in the call, please dial 866-624-3372 approximately five minutes prior to the start time. International callers may dial 706-758-3874. A digital replay will be available the following day by dialing 800-633-8284 or 402-977-9140 with reservation number 21344433.

About A.D.A.M., Inc.

A.D.A.M. (NasdaqCM: ADAM) is a leading provider of health information services and benefits management solutions serving healthcare organizations, employers, insurance brokers, consumers, and educational institutions. With an industry-leading employee and HR benefits management platform and one of the largest consumer health information libraries in the world, A.D.A.M. engages consumers to learn about their health and manage their benefit choices while reducing the costs of healthcare and benefits administration. For more information, visit www.adam.com or call 1-800-408-ADAM.

###

Contact:

A.D.A.M., Inc., Atlanta

Victor Thompson

770-321-4326

A.D.A.M., Inc.

Condensed Consolidated Statements of Operations

Second Quarter, 2007 and 2006

(numbers in thousands, except per share data)

	Three Months Ended June 30,				% Increase
		% of		% of	(Decrease)
	2007	Revenues	2006	Revenues	in US $
Revenues, net:
Licensing	$5,860	83.4%	$2,114	77.9%	177.2%
Product	548	7.8%	506	18.6%	8.3%
Professional services and other	616	8.8%	95	3.5%	548.4%

Total revenues, net	7,024	100.0%	2,715	100.0%	158.7%

Cost of Revenues:
Cost of revenues	1,717	24.4%	319	11.7%	438.2%
Cost of revenues-amortization	320	4.6%	190	7.0%	68.4%

Total cost of revenues	2,037	29.0%	509	18.7%	300.2%

Gross Profit	4,987	71.0%	2,206	81.3%	126.1%

Operating expenses:
Product & content development	1,042	14.8%	350	12.9%	197.7%
Sales & marketing	1,355	19.3%	454	16.7%	198.5%
General & administrative	1,153	16.4%	602	22.2%	91.5%

Total operating expenses	3,550	50.5%	1,406	51.8%	152.5%

Operating income	1,437	20.5%	800	29.5%	79.6%

Interest expense	622	8.9%	2	0.1%	(a )
Interest income	(46)	-0.7%	(153)	-5.6%	-69.9%

Income before income taxes	861	12.3%	951	35.0%	-9.5%

Income tax expense (benefit)	—	0.0%	—	0.0%	(a )

Net Income	$861	12.3%	$951	35.0%	-9.5%

Earnings Per Share
Basic	$0.09		$0.11
Diluted	$0.08		$0.10

Weighted Average Common Shares Outstanding
Basic	9,514		8,430
Diluted	10,376		9,755

(a) not meaningful

A.D.A.M., Inc.

Condensed Consolidated Statement of Operations

Second Quarter, 2007 and 2006

(numbers in thousands, except per share data)

	Six Months Ended June 30,				% Increase
		% of		% of	(Decrease)
	2007	Revenues	2006	Revenues	in US $
Revenues, net:
Licensing	$11,559	85.2%	$4,236	81.5%	172.9%
Product	922	6.8%	742	14.3%	24.3%
Professional services and other	1,089	8.0%	219	4.2%	397.3%

Total revenues, net	13,570	100.0%	5,197	100.0%	161.1%

Cost of Revenues:
Cost of revenues	3,049	22.5%	620	11.9%	391.8%
Cost of revenues-amortization	635	4.7%	377	7.3%	68.4%

Total cost of revenues	3,684	27.1%	997	19.2%	269.5%

Gross Profit	9,886	72.9%	4,200	80.8%	135.4%

Operating expenses:
Product & content development	2,199	16.2%	710	13.7%	209.7%
Sales & marketing	2,477	18.3%	889	17.1%	178.6%
General & administrative	2,622	19.3%	1,200	23.1%	118.5%

Total operating expenses	7,298	53.8%	2,799	53.9%	160.7%

Operating income	2,588	19.1%	1,401	27.0%	84.7%

Interest expense	1,313	9.7%	5	0.1%	(a )
Interest income	(56)	-0.4%	(283)	-5.4%	-80.2%
Realized (gain) loss on investments	—	0.0%	—	0.0%	(a )
Loss on sale of assets	4	0.0%	—	0.0%	(a )

Income before income taxes	1,327	9.8%	1,679	32.3%	-21.0%

Income tax expense (benefit)	—	0.0%	—	0.0%	(a )

Net Income	$1,327	9.8%	$1,679	32.3%	-21.0%

Earnings Per Share
Basic	$0.14		$0.20
Diluted	$0.13		$0.17

Weighted Average Common Shares Outstanding
Basic	9,317		8,374
Diluted	10,182		9,822

(a) not meaningful

A.D.A.M., Inc.

Non-GAAP Condensed Financial Results

Second Quarter, 2007 and 2006

(numbers in thousands)

	Three Months Ended June 30,						% Increase (Decrease)
	2007 GAAP	Adj.	2007 Non-GAAP	2006 GAAP	Adj.	2006 Non-GAAP	GAAP	Non-GAAP
Total revenues	$7,024	$—	$7,024	$2,715	$—	$2,715	158.7%	158.7%

Total operating expenses	5,587	(145)	5,442	1,915	124	2,039	191.7%	166.9%
Stock-based compensation (1)	(43)	43	—	(124)	124	—	-65.3%	(a )
Amortization of purchased intangibles (2)	188	(188)	—	—	—	—	(a )	(a )

Operating income	1,437	145	1,582	800	(124)	676	79.6%	134.0%

Operating margin %	20.5%		22.5%	29.5%		24.9%

Income before income taxes	861	145	1,006	951	(124)	827	-9.5%	21.6%

Income tax expense (benefit)	—	—	—	—	—	—	(a )	(a )

Net Income	861	145	1,006	951	(124)	827	-9.5%	21.6%

Diluted earnings per share	$0.08		$0.10	$0.10		$0.08	-14.9%	14.4%
Diluted shares outstanding	10,376		10,376	9,755		9,755

Income before income taxes	861	145	1,006	951	(124)	827
Depreciation	108	—	108	37	—	37
Amortization of software development	132	—	132	190	—	190
Amortization of purchase intangibles (2)	188	(188)	—	—	—	—
Interest expense (income)	576	—	576	(151)	—	(151)

EBITDA	$1,865	$(43)	$1,822	$1,027	$(124)	$903	81.6%	101.8%

(a) not meaningful

(1)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.
(2)	Amortization of customer list and purchased software acquired with Online Benefits.

A.D.A.M., Inc.

Non-GAAP Condensed Financial Results

Second Quarter, 2007 and 2006

(numbers in thousands)

	Six Months Ended June 30,						% Increase (Decrease)
	2007		2007	2006		2006
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP	Non-GAAP
Total revenues	$13,570	$—	$13,570	$5,197	$—	$5,197	161.1%	161.1%

Total operating expenses	10,982	(616)	10,366	3,796	135	3,931	189.3%	163.7%

Stock-based compensation (1)	239	(239)	—	(135)	135	—	-277.0%	(a )
Amortization of purchase intangibles (2)	377	(377)	—	—	—	—	(a )	(a )

Operating income	2,588	616	3,204	1,401	(135)	1,266	84.7%	153.1%

Operating margin %	19.1%		23.6%	27.0%		24.4%

Income before income taxes	1,327	616	1,943	1,679	(135)	1,544	-21.0%	25.8%

Income tax expense (benefit)	—	—	—	—	—	—	(a )	(a )

Net Income	1,327	616	1,943	1,679	(135)	1,544	-21.0%	25.8%

Diluted net income (loss) per share	$0.13		$0.19	$0.17		$0.16	-23.8%	21.4%
Diluted shares outstanding	10,182		10,182	9,822		9,822

Income before income taxes	1,327	616	1,943	1,679	(135)	1,544

Depreciation	215	—	215	75	—	75
Amortization of software development	258	—	258	377	—	377
Amortization of purchase intangibles (2)	377	(377)	—	—	—	—
Interest expense (income)	1,257	—	1,257	(278)	—	(278)

EBITDA	$3,434	$239	$3,673	$1,853	$(135)	$1,718	85.3%	113.8%

(a) not meaningful

(1)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.
(2)	Amortization of customer list and purchased software acquired with Online Benefits.

A.D.A.M., Inc.

Consolidated Balance Sheets

June 30, 2007 and December 31, 2006

(numbers in thousands)

	June 30, 2007	December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$7,749	$6,382
Short term investments	—	858
Accounts receivable, net	4,033	3,082
Restricted cash	45	2,192
Inventories	129	74
Prepaids and other current assets	1,095	1,673

Total current assets	13,051	14,261

Non-current assets
Property and equipment, net	842	876
Intangible assets, net	10,251	10,276
Goodwill	27,951	27,883
Other assets	158	158
Deferred financing costs, net	1,014	1,184
Deferred tax asset, net of current portion	5,500	5,500

Total non-current assets	45,716	45,877

TOTAL ASSETS	$58,767	$60,138

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payables and accrued expenses	$3,034	$4,075
Deferred revenue	5,377	4,447
Note payable	—	1,500
Current portion of long term debt	1,000	1,000
Current portion of capital lease obligations	131	155

Total current liabilities	9,542	11,177

Non-current liabilities
Capital lease obligations, net of current portion	128	178
Other liabilities	1,158	1,314
Long term debt, net of current portion	22,000	24,000

Total non-current liabilities	23,286	25,492

Stockholders’ equity
Common stock	98	94
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	55,251	54,109
Unrealized gain (loss) on investments	(5)	(2)
Accumulated deficit	(28,317)	(29,644)

Total stockholders’ equity	25,939	23,469

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,767	$60,138

A.D.A.M., Inc.

Condensed Consolidated Statements of Cash Flows

Second Quarter, 2007 and 2006

(numbers in thousands)

	Six Months Ended	Six Months Ended
	June 30, 2007	June 30, 2006
Cash flows from operating activities
Net income	$1,327	$1,679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	851	452
Deferred financing cost amortization	174	—
Gain on sale of assets	4	—
Stock-based compensation expense	239	(135)
Changes in assets and liabilities:
Accounts receivable	(951)	(806)
Inventories	(54)	(8)
Prepaids and other assets	573	98
Accounts payable and accrued liabilities	(1,041)	(201)
Deferred revenue	931	80
Other liabilities	(156)	—

Net cash provided by operating activities	1,897	1,159

Cash flows from investing activities
Purchases of property and equipment	(193)	(48)
Proceeds from sale of property and equipment	7	—
Additional costs of previous acquisition	(68)
Net change in restricted cash	2,148	25
Software product and content development costs	(610)	(359)
Maturities and reclassifications of investments	845	2,055
Proceeds of investments	104	—
Purchase of investments	(95)	(967)

Net cash provided by investing activities	2,138	706

Cash flows from financing activities
Payment on note payable	(1,500)	—
Payment on long term debt	(2,000)	—
Proceeds from exercise of common stock options	907	476
Repayments on capital leases	(75)	(9)

Net cash (used in) provided by financing activities	(2,668)	467

Increase (decrease) in cash and cash equivalents	1,367	2,332

Cash and cash equivalents, beginning of the period	6,382	2,816

Cash and cash equivalents, end of the period	$7,749	$5,148